Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of First Financial Bancorp. on Form S-4 of our report dated March 10, 2017 on the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in the 2016 Annual Report on Form 10-K of MainSource Financial Group, Inc. and to the reference to us under the heading “Experts” in the prospectus.

                                                                                                       /s/ Crowe Horwath LLP

Indianapolis, Indiana
 September 22, 2017